QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.50

NINTH AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

        This Ninth Amendment to Amended and Restated Loan Agreement (this "Amendment") is made as of the 17th day of September, 2002 by Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("Borrower"), and LaSalle Bank National Association, a national banking association ("LaSalle").

W I T N E S S E T H:

        WHEREAS, Borrower and LaSalle are all of the parties to that certain Amended and Restated Loan Agreement dated as of February 28, 1998, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of July 31, 1998 (the "First Amendment"), that certain Second Amendment to Amended and Restated Loan Agreement dated as of April 1, 1999 ("Second Amendment"), that certain Third Amendment to Amended and Restated Loan Agreement dated as of February 1, 2000 ("Third Amendment"), that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of April 3, 2000 ("Fourth Amendment"), that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of March 30, 2001 ("Fifth Amendment"), that certain Sixth Amendment to Amended and Restated Loan Agreement dated as of September 28, 2001 ("Sixth Amendment"), that certain Seventh Amendment to Amended and Restated Loan Agreement dated as of December 28, 2001 ("Seventh Amendment") and that certain Eighth Amendment to Amended and Restated Loan Agreement dated as of August 30, 2002 ("Eighth Amendment") (the Amended and Restated Loan Agreement, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment, as further amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Loan Agreement"); and

        WHEREAS, Borrower has requested that LaSalle amend the Loan Agreement with respect to certain matters, and LaSalle is agreeable to such request, on and subject to the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.    Definitions.    Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

        2.    Amendment.

        (a)  The Loan Agreement is hereby amended as follows:

          (i)    by deleting the definition of "Maximum Letter of Credit Obligation" in its entirety and replacing it with the following:

    "Maximum Letter of Credit Obligation" shall mean the lesser of (i) the Revolving Loan Commitment minus the aggregate amount of all Revolving Loans outstanding at any time, or (ii) $6,000,000.

          (ii)  by deleting the definition of "Revolving Loan Commitment" in its entirety and replacing it with the following:

    "Revolving Loan Commitment" shall mean (i) on and after August 31, 2002 until and including November 30, 2002, Nine Million and 00/100 Dollars ($9,000,000.00), (ii) on and after December 1, 2002 until and including January 30, 2003, Six Million and 00/100 Dollars ($6,000,000.00), and (iii) on and after January 31, 2003, Four Million and 00/100 Dollars ($4,000,000.00).

          (iii)  by deleting Section 2.4 in its entirety and replacing it with the following:

    Section 2.4 Letters of Credit. Subject to the terms and conditions of this Agreement and upon the execution and delivery by the Borrower and the acceptance by the Bank, in its sole and absolute discretion, of an application for letter of credit, the Bank agrees to issue for the account of the Borrower out of the Revolving Loan Commitment, Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Maximum Letter of Credit Obligation, and provided, further, that no Letter of Credit shall have an expiration date later than the Revolving Loan Maturity Date then in effect. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Bank upon the earlier of (i) the Bank's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan (which Revolving Loan shall be a Prime Loan) as of the date such payment was made by the Bank to such beneficiary. If at any time the Letter of Credit Obligations exceed the Maximum Letter of Credit Obligations for any reason, including without limitation upon the reduction or termination of the Revolving Loan Commitment, the Borrower shall provide cash collateral to the Bank in an amount equal to such excess, to be held by the Bank in an account maintained by the Bank in its own name, or in an account otherwise acceptable to the Bank, until such excess no longer exists.

        (b)  The other Loan Documents are amended to the extent necessary to comply with the foregoing amendments to the Loan Agreement.

        3.    Amendment Fee.    Concurrently with the execution hereof, Borrower shall pay to LaSalle an amendment fee of $5,000. Borrower hereby acknowledges and agrees that LaSalle may debit any account of Borrower or make an advance on the Revolving Loan for the payment of the amendment fee.

        4.    Representations and Warranties.    Borrower hereby represents, warrants and covenants to LaSalle that:

          (a)    Authorization.    The Borrower is duly authorized to execute and deliver this Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Documents.

          (b)    No Conflicts.    The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by the Borrower of its obligations under the Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

          (c)    Validity and Binding Effect.    This Amendment and the Loan Documents are a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          (d)    No Events of Default.    As of the date hereof, no Default or Event of Default under the Loan Documents has occurred or is continuing.

          (e)    Warranties.    As of the date hereof, the representations and warranties in the Loan Agreement are true and correct as though made on such date, except where a different date is specifically indicated.

        5.    Miscellaneous.

          (a)    Captions.    Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

          (b)    Governing Law.    This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (c)    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

          (d)    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (e)    References.    From and after the date of execution of this Amendment, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (f)    Continued Effectiveness.    Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement which is evidenced by the Revolving Note provided for therein and secured by the Collateral. The Loan Agreement, except as modified hereby, and each of the other Loan Documents remain in full force and effect and are hereby reaffirmed in all respects.

[Balance of page left intentionally blank; signature page follows.]

        IN WITNESS WHEREOF, the parties have executed this Ninth Amendment to Amended and Restated Loan Agreement as of the date first set forth above.

MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation
By:	/s/ MICHAEL WARD
Name:	Michael Ward
Its:	S.V.P.
LASALLE BANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ DAVID A. STANG
Name:	David A. Stang
Its:	First Vice President Leverage Finance

QuickLinks

  Exhibit 10.50